Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement Nos. 33-64149, 33-61587, 33-61589 and 333-48507 on Form S-8 and Registration Statement No. 333-18023 on Form S-3 of Habersham Bancorp of our report, dated February 11, 2005 appearing in this Annual Report on Form 10-K of Habersham Bancorp for the year ended December 31, 2004.

\s\Porter Keadle Moore, LLP

Atlanta, Georgia
March 28, 2005